UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2016

GOODMAN NETWORKS INCORPORATED

(Exact name of registrant as specified in its charter)

Texas	333-186684	74-2949460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Network Blvd., Suite 300 Frisco, Texas		75034
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 406-9692

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2016, shareholders holding a majority of the outstanding shares of common stock of Goodman Networks Incorporated (the “Company”), acting by written consent, (i) adopted Amendment No. 1 to the Company’s Second Amended and Restated Bylaws (the “Bylaws”) which, among other things, increased the size of the Company’s board of directors (the “Board”) from five to seven members (the “Bylaws Amendment”), and (ii) elected Messrs. James Goodman, Jason Goodman and Jonathan Goodman to fill the existing vacancy and the two newly created vacancies on the Board.

The Board has not yet determined whether Messrs. James Goodman, Jason Goodman or Jonathan Goodman will serve on any committee(s) of the Board. Biographical information concerning each of the newly elected directors is set forth below:

James Goodman, age 48

James Goodman is a co-founder of the Company who has served in numerous positions at the Company. In addition, he is founder and Chairman of Genesis Networks. He has held executive positions with Harvard Manufacturing and Bell Atlantic. Mr. Goodman holds a Bachelor of Business Administration from Texas A&M University.

Jason Goodman, age 46

Jason Goodman is a co-founder of the Company who has served as the Company’s Vice President of Government Solutions and Construction since April 2011 and was a member of the Board from 2000 until April 2014. Mr. Jason Goodman has previously served in several roles with the Company, including Vice President of Federal Sales, Vice President of Support Operations and Chief of Staff, from July 2007 to April 2011, March 2007 to July 2007 and June 2000 to March 2007, respectively. Prior to the Company’s founding in 2000, Mr. Jason Goodman held various positions with Harvard Technologies, where he was responsible for establishing a new telecommunications services division. Mr. Jason Goodman holds a bachelor’s degree in business administration from Texas A&M University.

Jonathan Goodman, age 47

Jonathan Goodman is a co-founder of the Company who has served as Vice President since April 2011 and was a member of the Board from 2000 until April 2014. Mr. Jonathan Goodman has previously served in several roles with the Company, including Vice President of Logistics, Vice President of Operation and Quality Control and Vice President of Corporate Responsibility. Prior to the Company’s founding in 2000, Mr. Jonathan Goodman served in a variety of managerial roles in the telecommunications industry with Harvard Technologies as Director of Operations, Bell Atlantic Professional Services, Stockton Communications, and RB Ring outside plant environment services. Mr. Jonathan Goodman was also the founder of Greater Bell Communication Inc., an online service provider. Mr. Jonathan Goodman attended Blinn College.

Related Party Transactions

Although there are no family relationships between Messrs. James Goodman, Jason Goodman or Jonathan Goodman and any of the Company’s executive officers, Messrs. James Goodman, Jason Goodman, John Goodman and Jonathan Goodman are brothers and each serve on the Board.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 11, 2016, the holders of a majority of the outstanding shares of the Company’s common stock, acting by written consent, adopted the Bylaws Amendment, which effected the following changes to the Bylaws, among other things:

•	Increased the size of the Board from five to seven members;

•	Permits the shareholders of the Company, as well as the Board, to fill vacancies on the Board by a majority vote;

•	Permits the Board to appoint or designate a director as the Lead Director if the Chairman of the Board is an Executive Chairman;

•	Provides for the authority and powers of the Lead Director, which include the power to call special or, in the absence of the Chairman of the Board, regular meetings of the Board, to preside over meetings of the Board or the shareholders if the Chairman of the Board is not available, and to perform such other functions as the Board may assign to the Lead Director; and

•	Permits the shareholders of the Company to remove any director without cause by a majority vote.

The foregoing description of the Bylaws Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 11, 2016, the holders of 568,559 shares, or 62.3%, of the Company’s outstanding common stock, acting by written consent, (i) adopted the Bylaws Amendment and (ii) elected Messrs. James Goodman, Jason Goodman and Jonathan Goodman to fill the existing vacancy and the two newly created vacancies on the Board.

The information contained in Items 5.02 and 5.03 above regarding the Bylaws Amendment and the election of directors is incorporated by reference herein in its entirety.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amendment No. 1 to Second Amended and Restated Bylaws of Goodman Networks Incorporated, dated as of November 11, 2016.

SIGNATURES

The Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODMAN NETWORKS INCORPORATED

Date: November 14, 2016	By:	/s/ Ron B. Hill
	Name:	Ron B. Hill
	Title:	Chief Executive Officer, President and Executive Chairman

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment No. 1 to Second Amended and Restated Bylaws of Goodman Networks Incorporated, dated as of November 11, 2016.